Exhibit 10.13

AMENDED AND RESTATED

TRADEMARK LICENSE AGREEMENT

This Amended and Restated Trademark License Agreement (the “Agreement”) entered in Beijing the People’s Republic of China (the “PRC”, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, for the purposes of this Agreement), dated August 16, 2010, by and between

(1)	The Licensor: 1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD

Legal Address: Section D, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China

Legal Representative: Victor Wing Cheung Koo

and

(2)	The Licensee: 1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD.

Legal Address: Section A &C, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China

Legal Representative: QIN Qiong

WHEREAS:

A.	The Licensor, a wholly foreign-owned enterprise registered in Beijing under the laws of the PRC, is the exclusive owner of the trademarks listed in the Exhibit 1 of this Agreement (the “Trademarks”);

B.	The Licensee, a limited liability company registered in Beijing under the laws of the PRC, is licensed to engage in the business of providing Internet content and related services;

C.	The Licensor agrees to license the Trademarks to the Licensee in accordance with the terms and conditions set forth herein and the Licensee agrees to accept the license on the terms and conditions set forth herein;

NOW THEREFORE, on the basis of mutual benefit and friendly negotiation, the parties agree as follows:

1A.	EFFECTIVE DATE

This Agreement shall be effective from August 16, 2010 (“Effective Date”).

1.	Grant of License

1.1	The Trademarks

Under the terms and conditions hereinafter set forth, the Licensor hereby grants to the Licensee and the Licensee accepts from the Licensor, a non-exclusive and nontransferable license, without sublicense rights, to use parts of or all of the Trademarks listed in Exhibit 1, in the Licensee’s operations in the PRC.

Amended and Restated
Trademark License Agreement	-1-

1.2	Scope

1.2.1	The use of the Trademarks granted by the Licensor to the Licensee extends to Licensee’s own business operations. The Licensee agrees that it will not make, or authorize, any direct or indirect use of the Trademarks other than for its own business, unless otherwise stipulated in this agreement. The Licensee agrees that it will not directly or indirectly sublicense the Trademarks to any others without Licensor’s prior written approval.

1.2.2	The License in this Agreement is effective in the PRC and other territories where the Licensor may grant the Licensee in writing from time to time(“Licensed Territory”). The Licensee agrees that it will not make, or authorize, any direct or indirect use of the Trademarks in any regions other than the Licensed Territory.

1.3	Licensee’s confirmation

The Licensee confirms that it does not have any rights, titles or interests of the Trademarks except the rights, titles and interests provided for under this Agreement.

1.4	Prohibitions

Licensee undertakes that, at any time either during or after the Term, it shall not:

1.4.1	commit any act which affects the rights of Licensor in relation to any of the Trademarks; or

1.4.2	apply for the registration of any of the Trademarks or any similar trademark in any country or region in the world.

2.	Payment

The Licensee agrees to pay to the Licensor license fees determined in accordance with the calculation method and the form of payment are set forth in Exhibit 2.

Amended and Restated
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3.	Goodwill

The Licensee recognizes the value of the goodwill associated with the Trademarks and the relevant rights, and acknowledges that the Trademarks and goodwill (including but not limited to the goodwill deriving from the Licensee’s use) pertaining thereto shall be the sole and exclusive property of the Licensor.

4.	Confidentiality

4.1	The Licensee shall protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee by accepting licensing of the Trademarks from the Licensor (collectively the “Confidential Information”). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor’s option, return all and any documents, information or software contained any of such Confidential Information to the Licensor or destroy it and delete such Confidential Information from any electronic devices. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party and will not use the Confidential Information without the Licensor’s written consent. Licensee shall disclose the Confidential Information to the necessary employees, agents or consultants using measures reasonably calculated to ensure the security of the Confidential Information , and shall urge the necessary employees, agents or consultants to observe the obligations under this Agreement.

4.2	The above limitations shall not apply to the situations as follows:

4.2.1	The Confidential Information has become available to the public and such availability was not due to the Licensee’s disclosure of it;

4.2.2	The Licensee acquired the Confidential Information directly or indirectly from other sources before receiving it from the Licensor;

4.2.3	Where the Confidential Information is required by law to be disclosed, or, based on general operational needs, should be disclosed to legal or financial advisors.

4.3	This Article 4 shall survive the termination, rescinding or modification of this agreement.

4.4	With the consent of both parties, Article 4 shall survive any amendment, expiration or termination of this Agreement.

Amended and Restated
Trademark License Agreement	-3-

5.	Representations and Warranties

5.1	The Licensor represents and warrants as follows:

5.1.1	the Licensor is a company duly registered and in good standing under the applicable laws of the PRC;

5.1.2	the Licensor, subject to its business scope, has full right, power, authority and capacity and all necessary consents and approvals of any third party and government authorities to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts;

5.1.3	upon its execution, this Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms;

5.1.4	the Licensor is the exclusive owner of the Trademarks

5.2	The Licensee represents and warrants as follows:

5.2.1	the Licensee is a company duly registered and in good standing under the applicable laws of the PRC, and is approved by the relevant authorities to provide the internet information services and the value-added telecom service;

5.2.2	the Licensee, subject to its business scope, has full right, power, authority and capacity and all necessary consents and approvals of any third party and government authorities to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts;

5.2.3	the Licensee will not use or authorize to use any trademarks or symbols, which the Licensor judges by itself, are similar to the Trademarks and to make confusion.

5.2.4	the Agreement will constitute a legal, valid and binding agreement of the Licensee and will be enforceable against the Licensee in accordance with its terms upon its execution.

6.	The Licensee further represents and warrants as follows

6.1	The Licensee agrees that it will not, during the term of this Agreement, or thereafter, attack the rights of Licensing or any rights of the Licensor in and to the Trademarks or attack the validity of this Agreement, or otherwise take or fail to take any action that impairs such rights or license.

Amended and Restated
Trademark License Agreement	-4-

6.2	The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor’s rights to the Trademarks. In the event any third party lodges a claim concerning the Trademarks, the Licensor, if it so desires, may commence or prosecute any claims or lawsuits in its own name or in the name of the Licensee or join the Licensee as a party thereto. In the event any third party infringes on the above mention Trademarks, the Licensee shall notify the Licensor in writing of any infringements, or imitation by others of the Trademarks which may come to the Licensee’s attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

6.3	The Licensee further agrees to use the Trademarks only in accordance with this Agreement and shall not use the Trademarks in any way that, in the opinion of the Licensor, is deceptive, misleading or in any way damaging to such Trademarks or the reputation of the Licensor.

7.	Quality

The Licensee shall use its best efforts to ensure that its operations protect and enhance the reputation of the Trademarks.

8.	Promotion Material

In all cases where the Licensee makes promotion material involving the Trademarks, the production costs of such material thereof shall be borne by the Licensee. All copyrights or other intellectual property rights of such material concerning the Trademarks thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee.

The Licensee agrees not to advertise or publicize any of the Trademarks on radio, television, papers, magazines, the Internet without the prior written consent of the Licensor.

9.	Effective Date and Term

9.1	This Agreement has been duly executed when it is duly signed by an authorized representative of each party and shall be effective as of the Effective Date. The term of this Agreement is 10 (ten) years unless earlier terminated as set forth in this Agreement.

9.2	Unless any other provisions set forth in written form, this Agreement shall be applicable to any other trademarks licensed to the Licensee within the term of this Agreement. After the execution of this Agreement, the Licensor and Licensee shall review this Agreement every 3 months to determine whether to make any amendment or supplement to this Agreement.

Amended and Restated
Trademark License Agreement	-5-

9.3	This Agreement shall be extended for 10 (ten) years upon agreement of both parties.

10.	Record Filing

Within 3(three) months upon the execution of this agreement, both parties shall, in compliance with the law of China, make a record filing of the copy of the Agreement to the Trademark Office. Both parties agree to execute or furnish the relevant documents required in line with the principal hereof and relevant laws.

11.	Termination

11.1	This Agreement shall expire on the date due or the date when the Licensor’s right of ownership terminates unless this Agreement is extended as set forth above.

11.2	Without prejudice to any legal or other rights or remedies of the party that requests for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including without limitation to Sections 6.1, 6.2 and 6.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

11.3	During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee 30 days before such termination. The Licensee shall not terminate this Agreement in prior.

11.4	Article 3, 4, 6, 15 and 16 shall survive after the termination or expiration of this Agreement.

12.	Force Majeure

12.1	Force Majeure means any event that is beyond the party’s reasonable control and cannot be prevented with reasonable care including but not limited to the acts of governments, nature, fire, explosion, typhoon, flood, earthquake, tide, lightning and war. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party without delay.

Amended and Restated
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12.2	In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate measures to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure, and the affected party will not be responsible to such performance and will only be responsible to the delayed parts of performance. After the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

13.	Notices

Notice or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address set forth below.

The Licensor	:	1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD.
Address	:	Section D, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China
Fax	:	861059708818
Tele	:	861058851881
Addressee	:	Victor Koo

The Licensee	:	1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD.
Address	:	Section A&C, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China
Fax	:	861059708818
Tele	:	861058851881
Addressee	:	QIN Qiong

14.	Re-Transfer, Re-License

This agreement and all the rights and duties hereunder are personal to the Licensee. The Licensee agrees that it will not assign, lease or pledge to any third party without the written consent of the Licensor.

Amended and Restated
Trademark License Agreement	-7-

15.	Settlement Of Disputes

15.1	The parties shall strive to settle any disputes arising from the interpretation or performance of this Agreement through negotiations in good faith. In the event that no settlement can be reached through negotiation within 30 days after one party issues a negotiating notice, either party may submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

15.2	Except for the issue under dispute, all parties shall perform their own duties under the Agreement in good faith.

16.	Applicable Law

The execution, validity, performance, interpretation and any disputes in respect of this Agreement shall be governed and construed by the laws of the PRC.

17.	Amendment And Supplement

Any amendment and supplement of this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

This Agreement amends and restates the Trademark License Agreements entered into by the Parties in March 2006 and November 2007, respectively (“Previous Agreements”). In the event of any discrepancy between this Agreement and any Previous Agreement, this Agreement shall prevail to the extent of the discrepant provisions.

18.	Entire Agreement

This Agreement and all the agreements and/or documents referenced or specifically included herein constitute the entire agreement among the parties in respect of the subject matter hereof and supersede all prior oral or written agreements, contract, understanding and correspondence among them.

19.	Severability

Any provision of this Agreement that is invalid or unenforceable due to the violation of relevant laws in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

Amended and Restated
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20.	Waiver

Any waiver of any rights, powers, or privileges under this Agreement shall not be deemed as a waiver of those rights, powers or privileges hereunder in the future or any other rights, powers or privileges hereunder then or in the future. Any whole or partial performance of any rights, powers, or privileges hereunder shall not exclude the performance of any other rights, power, or privileges hereunder.

21.	Exhibits

The Exhibits referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

[The space below is intentionally left blank.]

Amended and Restated
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

The Licensor: 1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD.

(Company Seal)

By:	/s/ Victor Wing Cheung Koo
Authorized Representative: Victor Wing Cheung Koo

The Licensee: 1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD.

(Company Seal)

By:	/s/ Qin Qiong
Authorized Representative: QIN Qiong

Amended and Restated
Trademark License Agreement	-10-

EXHIBIT 1

LIST OF LICENSED TRADEMARKS

1	41	5236725

2	41	5801740

3	41	5939386

4	36	6886294

5	34	6886295

6	21	6886296

7	20	6886297

8	15	6886298

9	12	6886300

Amended and Restated
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EXHIBIT 2

CALCULATION METHOD AND FORM OF PAYMENT OF LICENSE FEE

The license fee under this Agreement shall be 5% of the total revenue of the Licensee. The license fee shall be paid every quarter within 15 days after the end of the quarter. If the Licensor considers it is helpful to the business of Licensee, the Licensor may reduce or exempt from payment any whole or part of the license fee.

Amended and Restated
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